ALPHASIMPLEX GROUP, LLC

                                                                      APPENDIX H

                                 CODE OF ETHICS

                             Adopted March 1, 2006

                          Revised as of July 30, 2010

I. INTRODUCTION

High ethical standards are essential for the success of the Adviser and to maintain the confidence of its clients. Our long-term business interests are best served by adherence to the principle that clients' interests come first. The Adviser has a fiduciary duty to its clients which requires individuals associated with our firm to act solely for the benefit of our clients. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment advisory firms. In recognition of the Adviser's fiduciary obligations to its clients and the Adviser's desire to maintain its high ethical standards, the Adviser has adopted this Code of Ethics (the "Code") containing provisions designed to (i) comply with Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and Rule 17j-1 under the Investment Company Act of 1940, as amended, (ii) prevent improper personal trading, and (iii) identify conflicts of interest and provide a means to resolve any actual or potential conflict in favor of the client.

One of our goals is to allow the Adviser's personnel to engage in personal securities transactions while protecting our clients, the Adviser and its members, officers and employees from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interest. While it is impossible to define all situations which might pose such a risk, this Code is designed to address those circumstances where such risks are likely to arise. Furthermore, the Adviser will not engage in proprietary trading.

Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment by the Adviser. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer or his designee, who is charged with the administration of this Code, has general compliance responsibility for the Adviser and may offer guidance on securities laws and acceptable practices, as the same may change from time to time. The President of the Adviser will be responsible for ensuring the Compliance Officer's compliance with the Code.

II.  DEFINITIONS

     (a) AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

     (b) ADVISORY PERSON of the Adviser means (i) any officer, manager, member or employee (full-time, part-time or temporary) of the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a client, or whose functions relate to the making of any recommendations with respect to such purchase or sale of Covered Securities, and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to clients with regard to the purchase or sale of Covered Securities.


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     (c)  BENEFICIAL OWNERSHIP is defined in accordance with Rule 16a-1(a)(2)
          under the Securities Exchange Act of 1934 and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary" or financial interest in a security. For example, an individual has an indirect pecuniary interest in any security owned by the individual's spouse. Beneficial ownership also includes, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, having or sharing "voting power" or "investment power" as those terms are used in Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

     (d) COVERED PERSON means any Advisory Person of the Adviser and any other member, manager, officer, or employee (including full-time and temporary employees) of the Adviser, except for any Non-Access Director. A Covered Person also includes any solicitor/consultant, representative or agent retained by the Adviser who (i) makes or participates in the making of investments and/or potential investments for clients; (ii) has access to non-public information on investments and/or potential investments for clients; or (iii) has access to non-public information regarding securities recommendations to clients.

     (e) NON-ACCESS DIRECTOR means any person who (i) serves on the Adviser's Board of Managers; (ii) is not otherwise an officer or employee of the Adviser; and (iii) meets all of the following conditions:

          (1) He or she, in connection with his or her regular functions or duties, does not make, participate in, or obtain information regarding the purchase or sale of Covered Securities by any client of the Adviser, and his or her functions do not relate to the making of recommendations with respect to such purchase or sale of Covered Securities;

          (2) He or she does not have access to nonpublic information regarding purchase or sale of securities by any client of the Adviser, or nonpublic information regarding the portfolio holdings of any Reportable Fund; and

          (3) He or she is not involved in making securities recommendations to the Adviser's clients, and does not have access to such recommendations that are nonpublic.

          Non-Access Directors are subject to Sections I, III, V(e) and V(f) of this Code, but not to Sections IV, V(a) -- (d), V(g), and VI -- XI.

     (f) PERSONAL ACCOUNT means any account in which a Covered Person has any direct or indirect beneficial ownership.

     (g) REPORTABLE SECURITY means a security as defined in Section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), which for the avoidance of doubt includes any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing, but does not include:

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          (1)  Direct obligations of the Government of the United States;

          (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (3)  Shares issued by money market funds.

          A "Reportable Security" includes shares that are issued by registered open-end funds which include, but are not limited to, (i) exchange-traded funds and (ii) registered funds managed by the Adviser or registered funds whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser (such funds under this clause (ii), the "REPORTABLE FUNDS").

     (h) COVERED SECURITY means any Reportable Security that is eligible for purchase in a client account. The Compliance Officer will maintain, and make available to Covered Persons, a list of Covered Securities.

     (i) SHORT SALE means the sale of securities that the seller does not own. A Short Sale is "against the box" to the extent that the seller contemporaneously owns or has the right to obtain at no added cost securities identical to those sold short.

III. STANDARDS OF CONDUCT

     It is unlawful for a Covered Person or a Non-Access Director, in connection with the purchase or sale, directly or indirectly, by the Covered Person or the Non-Access Director, respectively, of a Covered Security, to:

     (a)  Employ any device, scheme or artifice to defraud the client;

     (b) Make any untrue statement of a material fact to the client or omit to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading;

     (c) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the client; or

     (d)  Engage in any manipulative practice with respect to the client.


     In addition, it is expected that all Covered Persons and Non-Access Directors will:

     (a) Use reasonable care and exercise professional judgment in all actions affecting a client.

     (b) Maintain general knowledge of and comply with all applicable federal and state laws, rules and regulations governing the Adviser's activities, and not knowingly participate or assist in any violation of such laws, rules or regulations.

     (c) Not engage in any conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

     (d) Respect and maintain the confidentiality of clients' information, their securities transactions and potential transactions, their portfolio strategy, or any other matters within the bounds of fiduciary duty.


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     (e)  Be aware of the scope of material nonpublic information related to the value of a security.

     (f) Avoid any trading or causing any other party to trade in a security if such trading would breach a fiduciary duty or if the information was misappropriated or relates to a material corporate event.

     (g) Exercise diligence and thoroughness in securities research and in the making of investment recommendations and decisions; and maintain appropriate records to support the reasonableness of such recommendations and decisions; provided, however, that because the Adviser uses quantitative analysis in making investment recommendations and decisions, the Adviser will not maintain records with respect to the reasonableness of recommendations generated by its programs.

     (h) Deal fairly and objectively with clients when disseminating investment recommendations, disseminating material changes in recommendations, and taking investment action.

     (i) Refrain from any misrepresentations or factual omissions that could affect clients' investment decisions.

     (j) Comply on a timely basis with the reporting requirements of this Code.

IV.  APPLICABILITY OF CODE OF ETHICS

     (a) PERSONAL ACCOUNTS OF COVERED PERSONS. This Code applies to all Personal Accounts of all Covered Persons. A Personal Account also includes an account maintained by or for:

          (1) A Covered Person's spouse (other than a legally separated or divorced spouse of the Covered Person) and minor children;

          (2) Any individuals who live in the Covered Person's household and over whose purchases, sales, or other trading activities the Covered Person exercises control or investment discretion;

          (3) Any persons to whom the Covered Person provides primary financial support, and either (i) whose financial affairs the Covered Person controls, or (ii) for whom the Covered Person provides discretionary advisory services;

          (4) Any trust or other arrangement which names the Covered Person as a beneficiary or remainderman; and

          (5) Any partnership, corporation, or other entity of which the Covered Person is a director, officer or partner or in which the Covered Person has a 25% or greater beneficial interest, or in which the Covered Person owns a controlling interest or exercises effective control; provided, however, that the following entities managed by the Adviser are not deemed to be Personal Accounts of a Covered Person: AlphaSimplex Quantitative Global Macro Fund, L.P. and AlphaSimplex Quantitative Global Macro Offshore Fund, Ltd.

          A comprehensive list of all Covered Persons and Personal Accounts will be maintained by our Compliance Officer.

     (b) COVERED PERSON AS TRUSTEE. A Personal Account does not include any account for which a Covered Person serves as trustee of a trust for the benefit of (i) a person to whom the Covered Person does not provide primary financial support, or (ii) an independent third party.


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     (c)  SOLICITORS/CONSULTANTS. Non-employee solicitors or consultants are not subject to this Code unless the solicitor/consultant, as part of his duties on behalf of the Adviser, (i) makes or participates in the making of investment recommendations for the Adviser's clients, or
          (ii) obtains information on recommended investments for the Adviser's clients.

V.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     (a) GENERAL. It is the responsibility of each Covered Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable laws. Personal securities transactions for Covered Persons may be effected only in accordance with the provisions of this Section.

     (b) PRECLEARANCE OF TRANSACTIONS IN PERSONAL ACCOUNT. A Covered Person must obtain the prior written approval of the Compliance Officer before engaging in any transaction in a Covered Security in his or her Personal Account, unless such transaction is exempted from preclearance pursuant to Section VI below. The Compliance Officer or his designee (who must have no personal interest in the subject transaction) may approve the transaction if the Compliance Officer concludes that the transaction would comply with the provisions of this Code and is not likely to have any adverse economic impact on a client. A request for preclearance must be made by completing the Preclearance Form in advance of the contemplated transaction. A sample Preclearance Form is attached as ATTACHMENT A.

          Any approval given under this paragraph will remain in effect for 24 hours.

     (c) TRADING ON THE SAME DAY AS CLIENTS. Without the consent of the Compliance Officer, a Covered Person may not execute a personal securities transaction on a day during which any client over which the Covered Person has investment discretion has a pending "buy" or "sell" order in that same security.

     (d) SHORT SALES. A Covered Person shall not engage in any short sale of a security if, at the time of the transaction, any client account managed by the Covered Person has a long position in such security. Short sales against the box in securities held by a client are permitted except on a day when a client account managed by the Covered Person trades in the same security.

     (e) INITIAL PUBLIC OFFERINGS. A Covered Person or a Non-Access Director shall not acquire any direct or indirect beneficial ownership in any securities in any initial public offering unless the Compliance Officer has given express prior written approval. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a client and whether the opportunity is being offered to the Covered Person or the Non-Access Director by virtue of his or her position with the Adviser.

     (f) PRIVATE PLACEMENTS AND INVESTMENT OPPORTUNITIES OF LIMITED AVAILABILITY. A Covered Person or a Non-Access Director shall not acquire any beneficial ownership in any securities in any private placement of securities or investment opportunity of limited availability unless the Compliance Officer has given express prior written approval. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a client and whether the opportunity is being offered to the Covered Person or the Non-Access Director by virtue of his or her position with the Adviser.


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     (g)  SERVICE ON BOARDS OF DIRECTORS; OUTSIDE BUSINESS ACTIVITIES. A
          Covered Person may not serve as a director (or similar position) on the board of any company, including a public company, unless the Covered Person has received written approval from the Compliance Officer. Authorization will be based upon a determination that the board service would not be inconsistent with the interests of any client account. At the time a Covered Person submits the initial holdings report in accordance with Section VII(d) of the Code, the Covered Person will submit to the Compliance Officer a description of any outside business activities in which the Covered Person has a significant role on ATTACHMENT B.

     (h) MANAGEMENT OF NON-ADVISER ACCOUNTS. Covered Persons are prohibited from managing accounts for third parties who are not clients of the Adviser or serving as a trustee for third parties unless the Compliance Officer preclears the arrangement and finds that the arrangement would not harm any client. The Compliance Officer may require the Covered Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

VI.  EXCEPTIONS FROM PRECLEARANCE PROVISIONS

This Section sets forth the types of transactions that are exempt from the preclearance requirements. The restrictions and reporting obligations of the Code will continue to apply to any transaction exempted from preclearance pursuant to this Section. Accordingly, the following transactions will be exempt only from the preclearance requirements of Section V(b):

     (a) Purchases or sales of Covered Securities held in any Personal Account over which the Covered Person has no direct or indirect influence or control;

     (b)  Purchases or sales pursuant to an Automatic Investment Plan;

     (c)  Transactions in money market funds and instruments;

     (d) Transactions in shares of registered open-end investment companies that are not Reportable Funds;

     (e)  Transactions in securities that are not Covered Securities; and

     (f)  Purchases made pursuant to an employee stock purchase plan.

     In order for a Covered Person's transaction(s) to be exempt in accordance with Section VI(a) above, the Covered Person must submit a quarterly statement certifying his or her lack of any direct or indirect influence or control over the applicable Personal Account(s). A form of such quarterly statement is set forth in ATTACHMENT E.

VII. REPORTING

     (a) DUPLICATE COPIES OF BROKER'S CONFIRMATIONS AND ACCOUNT STATEMENTS TO ADVISER. All Covered Persons must direct their brokers or custodians or any persons managing the Covered Person's account in which any Reportable Securities are held to supply the Compliance Officer with:

          (1) duplicate copies of securities trade confirmations ("Broker's Confirmations") within 30 days after a transaction on behalf of the Covered Person; and


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          (2)  the Covered Person's monthly and quarterly brokerage or account statements within 30 days after the relevant time period.

          (3) if a Covered Person's brokerage or account statements are unavailable, the Covered Person must submit to the Compliance Officer a report of the Covered Person's securities transactions no later than 30 days after the end of each calendar quarter. The report must set forth each transaction in a Reportable Security in which the Covered Person had any beneficial interest during the period covered by the report. A form of transaction report is set forth as ATTACHMENT C.

     (b) NEW ACCOUNTS. Each Covered Person must notify the Compliance Officer promptly if the Covered Person opens any new account in which any securities are held with a broker or custodian or moves such an existing account to a different broker or custodian and must report such new account on ATTACHMENT C at the end of the quarter in which such account was opened or moved.

     (c) ANNUAL HOLDINGS REPORTS. By January 31 each year, each Covered Person must provide to the Compliance Officer, a signed and dated Annual Holdings Report containing information current as of a date not more than 45 days prior to the date of the report.

          The Annual Holdings Report must disclose:

          (1) All securities (including all mutual fund shares) held in a Personal Account of the Covered Person, including the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and/or principal amount of each security beneficially owned; and

          (2) The name of any broker-dealer or financial institution with which the Covered Person maintains a Personal Account in which securities are held for the Covered Person. A form of the Annual Holdings Report is set forth as ATTACHMENT D.

     (d) DISCLOSURE OF SECURITIES HOLDINGS. All Covered Persons will, within 10 days of commencement of employment with the Adviser, submit an initial statement on ATTACHMENT D to the Compliance Officer listing all of the

          (1) securities in which the Covered Person has any beneficial ownership, (including title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Covered Person has any direct or indirect beneficial ownership);

          (2) the names of any brokerage firms or banks where the Covered Person has an account in which ANY securities are held.

          (3) The report must be dated the day the Covered Person submits it, and must contain information that is current as of a date no more than 45 days prior to the date the person becomes a Covered Person of the Adviser. A form of the initial report is set forth in ATTACHMENT D.

     (e) EXCEPTIONS TO REPORTING REQUIREMENTS. A Covered Person need not submit any report with respect to transactions effected for and securities held in accounts over which the Covered Person has no direct or indirect influence or control or reports with respect to


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          transactions effected pursuant to an Automatic Investment Plan, provided that the Covered Person submits a quarterly statement certifying his or her lack of such influence or control. A form of such quarterly statement is set forth in ATTACHMENT E.

     (f) COVERED PERSONS must report immediately any suspected violations to the Compliance Officer.

VIII. RECORDKEEPING

The Compliance Officer shall maintain records in the manner and extent set forth below, and these records shall be available for examination by representatives of the Securities and Exchange Commission:

     (a) a copy of this Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     (b) a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs, the first two years in an appropriate office of the Adviser;

     (c) a copy of all written acknowledgements of the receipt of the Code and any amendments thereto for each Covered Person who is currently, or within the past five years was a Covered Person;

     (d) a copy of each report made pursuant to this Code and brokerage confirmations and statements submitted on behalf of Covered Persons shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an appropriate office of the Adviser;

     (e) a list of all Covered Persons (which includes all Advisory Persons) who are required, or within the past five years have been required, to make reports under the Code or who are responsible for reviewing such reports pursuant to this Code shall be maintained in an easily accessible place;

     (f) a record of any decision and supporting reasons for approving the acquisition of securities by a Covered Person shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval was granted;

     (g) a record of persons responsible for reviewing reports and a copy of reports provided pursuant to Section VII; and

     (h) a record of any report furnished to the board of any registered investment company to which the Adviser provides advisory services pursuant to Section IX below shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an appropriate office of the Adviser.

IX.  REPORTS TO THE BOARD(S) OF REGISTERED INVESTMENT COMPANIES

     No less frequently than annually, the Adviser will furnish the Board of Directors or Trustees of any registered investment company (the "Board") to which it provides advisory services with a written report that:


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     (a)  describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

     (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

X.   OVERSIGHT OF CODE OF ETHICS

     (a) GENERAL PRINCIPLE. The Adviser will use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

     (b) ACKNOWLEDGMENT. The Compliance Officer shall identify all Covered Persons who are under a duty to make reports under this Code and shall inform such persons of such duty and annually deliver a copy of the Code and any amendments to all Covered Persons. All Covered Persons are required annually to sign and acknowledge their receipt of this Code by signing the form of annual certification for employees attached as ATTACHMENT F or such other form as may be approved by the Compliance Officer.

     (c) REVIEW OF TRANSACTIONS. Each Covered Person's transactions in his/her Personal Account will be reviewed on a regular basis and compared with transactions for the clients. Any Covered Person transactions that are believed to be a violation of this Code will be reported promptly to the management of the Adviser. The President will review the Compliance Officer's transactions and preclearance requests.

     (d) SANCTIONS. Upon determining that a violation of this Code has occurred, the Adviser may impose such sanctions or remedial action as deemed appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

     (e) REPORTS TO THE BOARD. The Adviser shall report to the Board of Directors or Trustees of any registered investment company (the "Board") to which it provides advisory services, any violation of the Code by a Covered Person, and such Covered Person may be called upon to explain the circumstances surrounding his or her non-clerical violation for evaluation by the Board.

     (f) AUTHORITY TO EXEMPT TRANSACTIONS. The Compliance Officer has the authority to exempt any Covered Person or any personal securities transaction of a Covered Person from any or all of the provisions of this Code if the Compliance Officer determines that such exemption would not be against any interests of a client. The Compliance Officer will prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

     (g) ADV DISCLOSURE. The Compliance Officer will ensure that the Adviser's Form ADV (1) describes the Code on Schedule F of Part II and (2) offers to provide a copy of the Code to any client or prospective client upon request.

XI.  CONFIDENTIALITY

     All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential to the extent permitted by law.


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                                                                      APPENDIX H
                                                                    ATTACHMENT A

                            ALPHASIMPLEX GROUP, LLC

                               PRECLEARANCE FORM
            FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF COVERED PERSONS

Covered Persons must complete this Preclearance Form prior to engaging in any personal transaction in Covered Securities (unless excepted by the Code).

INVESTMENT INFORMATION

Investment Type (please circle):

Common        Preferred        Mutual Fund         Other____________

Debt (indicate issue) ____________   Derivative (indicate type) _______________

Issuer/Fund Name:___________________________________

TRANSACTION INFORMATION

Transaction Type (please circle):

Buy        Sell        Short Sale

Any additional factors relevant to a conflict of interest analysis:

Estimated Trade Date: _________________________

Quantity/USD Amount:  _________________________

Estimated Price:      _________________________

Broker/Dealer:        _________________________

_____________________________________________   ____________________________
Initials of Covered Person                      Date



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REPRESENTATION AND SIGNATURE

By executing this form, I represent that my trading in this investment is not based on any material nonpublic information. I understand that preclearance will only be in effect for 24 hours from the date of the Compliance Officer's signature.

---------------------------------------
Name (please print)

---------------------------------------    ---------------------------------
Signature                                  Date

DISPOSITION OF PRECLEARANCE REQUEST

--------------------------------------   ---------------------------------------
Approved                                 Comments

--------------------------------------   ---------------------------------------
Denied                                   Comments

--------------------------------------   ---------------------------------------
                                         Date



























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                                                                      APPENDIX H
                                                                    ATTACHMENT B

                            ALPHASIMPLEX GROUP, LLC

                     REPORT ON OUTSIDE BUSINESS ACTIVITIES


To:      Compliance Officer

From:

Subject: Outside Business Activities

--------------------------------------------------------------------------------

     Covered Persons are not permitted to serve on the board of directors of any company, including a publicly traded company without prior written authorization from the Compliance Officer.

     Pursuant to the Code, each Covered Person is required to submit to the Compliance Officer a description of any business activities outside of AlphaSimplex Group, LLC in which he or she has a significant role, including all board of directors seats or offices that he or she holds.

     I have described my outside business activities in the space provided below.






     Additionally, I have included information as to my knowledge whether any family members serve on the boards of directors of any company, including a publicly traded company, are otherwise employed by such publicly-traded company or are employed by a brokerage firm or investment bank. Relevant information includes family member's name, his or her relation to me, the company for which such family member works and his or her title within the organization.





     I have checked the following box because I do not HAve an outside business activity and no family members are employed by a publicly traded company: [ ]


------------------------------          ----------------------------------------
Date:                                   Signature


                                        ----------------------------------------
                                        Name (Please Print)

                                                                      APPENDIX H
                                                                    ATTACHMENT C

                            ALPHASIMPLEX GROUP, LLC

     SUPPLEMENTAL QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORTING FORM

                 For the Calendar Quarter Ended: ______________

I. During the quarter referred to above, the following transactions were effected in Reportable Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Advisers Act Rule 204A-1(b)(2). (Attach additional pages if necessary.)

-------------------------------------------------------------------------------------------------------------------
                                                    INTEREST   DOLLAR                                        BD OR
SECURITY    SYMBOL/CUSIP   SHARES/UNITS   MATURITY    RATE     AMOUNT   PURCHASE/SALE/OTHER   PRICE   DATE   BANK
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control and (ii) other transactions not required to be reported.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client of the Adviser, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Adviser.

I certify that I have reported on this form all transactions in Reportable Securities in which I had any direct or indirect beneficial ownership during the period covered by this report.

II. During the quarter referred to above, the following accounts were established for my direct or indirect benefit:

----------------------------------------------------------------------------------------------------------
NAME OF THE BROKER, DEALER OR BANK WHERE ACCOUNT ESTABLISHED        DATE THE ACCOUNT WAS ESTABLISHED
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

I certify that I have reported on this form all accounts that were established during this quarter in which I had any direct or indirect beneficial ownership during the period covered by this report.


--------------------------------------------------------------------------------
Supervised Person Print or Type Name

--------------------------------------------------------------------------------
Signature                            Date

--------------------------------------------------------------------------------
Compliance Review Print or Type Name


--------------------------------------------------------------------------------
Signature Date


Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                      APPENDIX H
                                                                    ATTACHMENT D

                            ALPHASIMPLEX GROUP, LLC

               INITIAL HOLDINGS REPORT AND ANNUAL HOLDINGS REPORT



To:      Compliance Officer

From:

Subject: Personal Securities Transactions

--------------------------------------------------------------------------------

     Pursuant to the Code, each Covered Person must submit an initial holdings report and an updated annual holdings report that lists all Reportable Securities (as defined in the Code) in which such Covered Person has a direct or indirect Beneficial Ownership (as defined in the Code), unless excepted by the Code.

     Each Covered Person is required to complete the form below and return it to the Compliance Officer. If this is an Initial Holdings Report, it must be submitted no later than 10 days after the date on which the undersigned became a Covered Person. If this is an Annual Holdings Report, it must be submitted no later than January 31 each year with respect to the Covered Person's holdings for the preceding year. The information set forth in an Initial Holdings Report and an Annual Holdings Report must be current as of a date no more than 45 days prior to the date on which the report is submitted.

--------------------------------------------------------------------------------
              TITLE & AMOUNT OF SECURITY                 NAME OF BROKER,
DATE      (INCLUDING EXCHANGE TICKER SYMBOL               DEALER OR BANK
          OR CUSIP NUMBER, NUMBER OF SHARES        MAINTAINING ACCOUNT AT WHICH
                AND PRINCIPAL AMOUNT)              ANY SECURITIES ARE MAINTAINED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 (I have attached additional pages if required)

     I certify that the names of any brokerage firms or banks where I have an account in which any securities are held are disclosed above.

Signed: _________________________

Print Name: _____________________

Date: ___________________________

                                                                      APPENDIX H
                                                                    ATTACHMENT E

                            ALPHASIMPLEX GROUP, LLC

        QUARTERLY CERTIFICATION FOR EXTERNALLY-MANAGED PERSONAL ACCOUNTS

              For the Calendar Quarter Ended: ___________________

During the quarter referred to above, the following account(s) in which I have a beneficial ownership was (were) managed by a financial adviser who had discretionary authority over such account(s):

--------------------------------------------------------------------------------
    NAME OF THE BROKER, DEALER OR BANK           FINANCIAL ADVISER WITH
        WHERE ACCOUNT ESTABLISHED                DISCRETIONARY AUTHORITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that I had no direct or indirect influence or control with respect to the management of the account(s) covered by the arrangement with the adviser during this period.

I will notify the Compliance Officer in advance if anything changes in the arrangement with the adviser, including termination of the arrangement or changes in my influence or control with respect to the applicable account(s).


--------------------------------------------------------------------------------
Supervised Person Print or Type Name

--------------------------------------------------------------------------------
Signature                                      Date

--------------------------------------------------------------------------------
Compliance Review Print or Type Name

--------------------------------------------------------------------------------
Signature                                      Date

Comments:

--------------------------------------------------------------------------------

                                                                      APPENDIX H
                                                                    ATTACHMENT F

                            ALPHASIMPLEX GROUP, LLC
                         CODE OF ETHICS ACKNOWLEDGEMENT

     I hereby acknowledge receipt of the AlphaSimplex Group, LLC's Code of Ethics (the "Code") and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

     I confirm that the disclosure (where applicable) of Personal Accounts, Reportable Securities, Covered Securities (each as defined in the Code) and any outside business activities is complete and accurate.

     I also confirm that I have instructed all financial institutions where I maintain a Personal Account to supply duplicate copies of my monthly and quarterly account statements as well as duplicate copies of trade confirmations to the Compliance Officer of AlphaSimplex Group, LLC (unless the provision of such copies is excepted by the Code).

     I hereby certify that I have never been found civilly liable for nor criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.

Date: ______________                    ________________________________________
                                        Signature

                                        ________________________________________
                                        Name (Please Print)